                                                                       EXHIBIT 5


                                    WARRANT

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THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN RELIANCE ON AN AVAILABLE EXEMPTION FROM THE ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN ONTARIO UNTIL 90 DAYS AFTER DATE OF ISSUANCE HEREOF EXCEPT AS PERMITTED BY THE SECURITIES ACT (ONTARIO) AND THE SECURITIES RULES AND REGULATIONS THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 3.

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                         THE KAFUS CAPITAL CORPORATION

                         Common Stock Purchase Warrant

                    Representing Right To Purchase Shares of
                                  Common Stock
                                       of
                         The Kafus Capital Corporation


                                    No. W-1



     FOR VALUE RECEIVED, THE KAFUS CAPITAL CORPORATION, a British Columbia corporation (the "Company"), hereby certifies that Enron Capital & Trade Resources Corp., a Delaware corporation (the "Holder"), is entitled, to purchase from the Company, at any time or from time to time during the Exercise Period (as hereinafter defined), 1,000,000 shares of Common Stock (as such number of shares may be adjusted pursuant to the terms hereof, the "Warrant Shares"), at a price per share equal to the Exercise Price (as defined below). This Warrant is issued to the Holder (together with such other warrants as may be issued in exchange, transfer or replacement of this Warrant, the "Warrants") pursuant to the Subscription Agreement dated as of the Date of Issuance between the Company and the Purchaser named therein, and entitles the Holder to purchase the Warrant Shares and to exercise the other rights, powers and privileges hereinafter provided.

     Section 1. Definitions. The following terms, as used herein, have the following respective meanings:

     "Common Stock" means the Company's common stock, no par value.

     "Company" is defined in the introductory paragraph of this Warrant.

     "Date of Issuance" means July 16, 1997.

     "Exercise Period" means the period commencing on the Date of Issuance and ending on 5:00 p.m. (Toronto, Ontario time) on the Expiration Date.

     "Exercise Price" means $6.00 until July 16, 1998, and thereafter shall mean the lesser of (i) $6.00 and (ii) 75% of the trade weighted average of all transactions in the Common Stock during the 30 days immediately preceding July 16, 1998, subject to adjustment as provided herein.

     "Expiration Date" means July 16, 2008.

     "Holder" means the Holder named herein and its permitted assignees.

     "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Warrants" is defined in the introductory paragraph of this Warrant.

     "Warrant Shares" is defined in the introductory paragraph of this Warrant.

     Section 2.     Exercise of Warrant; Cancellations of Warrant.

     (a) This Warrant represents the right to purchase, at the Exercise Price per share of Common Stock, 1,000,000 shares of Common Stock. subject to adjustment upon the occurrence of the events set forth in Section 4.

     (b) This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation to the Company at its principal office at the address set forth in Section 10 of (i) this Warrant, with the Purchase Form annexed hereto as Exhibit A duly executed and (ii) a certified bank check equal to the Exercise Price for the Warrant Shares for which this Warrant is being exercised (the date of such delivery referred to herein as the "Exercise Date"). Within five business days after payment of the Exercise Price, the Company shall execute and deliver to the Holder a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised, in such names and denominations as requested in writing by the Holder. The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares issuable hereunder.

     Section 3. Exchange, Transfer, Assignment or Loss of Warrant. Upon surrender of this Warrant to the Company, with the Assignment Form annexed hereto as Exhibit B duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such Assignment Form and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification (including, if required in the reasonable judgment of the Company, a statement of net worth of such Holder that is at a level reasonably satisfactory to the Company), and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     Section 4. Antidilutive Adjustments. The shares of Common Stock purchasable on exercise of the Warrants evidenced by this Warrant Certificate are shares of Common Stock of the Company as constituted as of the Date of Issue. The number and kind of securities purchasable on the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) Mergers, Consolidations and Reclassifications. In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants at any time (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which subsection 4(b) applies), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change [other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which subsection 4(b) applies] of outstanding securities issuable upon exercise of this Warrant), the Holder shall have, and the Company, or such successor corporation or other entity, shall covenant in the constituent documents effecting any of the foregoing transactions that such holder does have, the right to obtain upon the exercise hereof, in lieu of the shares of Common Stock, other securities, money or other property theretofore issuable upon exercise of a Warrant, the kind and amount of shares of stock, other securities, money or other property receivable upon such reclassification, change, consolidation or merger by a holder of the shares of Common Stock, other securities, money or other property issuable upon exercise hereof had this Warrant been exercised immediately prior to such reclassification, change, consolidation or merger. The constituent documents effecting any such reclassification, change, consolidation or merger shall provide for any adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this subsection 4(a). The provisions of this subsection 4(a) shall similarly apply to successive reclassifications, changes, consolidations or mergers.

          (b) Subdivisions and Combinations. If the Company, at any time during the Exercise Period shall subdivide its shares of Common Stock into a greater number of shares, the number of shares of Common Stock purchasable upon exercise of the Warrants shall be proportionately increased and the Exercise Price shall be proportionately decreased, as at the effective date of such subdivision, or if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at such record date, whichever is earlier. If the Company, at any time during the Exercise Period, shall combine its shares of Common Stock into a smaller number of shares, the number of shares of Common Stock purchasable upon exercise hereof shall be proportionately reduced and the Exercise price shall be proportionately increased, as at the effective date of such combination, or if the Company shall take a record of holders of its Common Stock for purposes of such combination, as at such record date, whichever is earlier.

          (c) Dividends and Distributions. If the Company at any time shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation or other entity, or in property or otherwise than in cash, to the holders of its Common Stock, the Holder shall, without additional cost, be entitled to receive upon any exercise hereof, in addition to the Common Stock to which such holder would otherwise be entitled upon such exercise, the number of shares of stock or other securities or property which such holder would have been entitled to receive if he had been a holder immediately prior to the record date for such dividend (or, if no record date shall have been established, the payment date for such dividend) of the number of shares of Common Stock purchasable on exercise of such Warrant immediately prior to such record date or payment date, as the case may be.

          (d) Upon any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, the Company shall, within 30 days thereafter, deliver written notice thereof to all Holders, which notice shall state the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant and the revised Exercise Price thereof, setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based.

     Section 5. Notification by the Company. In case at any time while this Warrant remains outstanding:

          (a) the Company shall declare any dividend or make any distribution upon its Common Stock or any other class of its capital stock; or

          (b) the Company shall offer for subscription pro rata to the holders
                                                       --------
of its Common Stock or any other class of its capital stock any additional shares of stock of any class or any other securities convertible into or exchangeable for shares of stock or any rights or options to subscribe thereto; or

          (c) the Board of Directors of the Company shall authorize any capital reorganization, reclassification or similar transaction involving the capital stock of the Company, or a sale or conveyance of all or a substantial part of the assets of the Company, or a consolidation, merger or business combination of the Company with another Person; or

          (d) actions or proceedings shall be authorized or commenced for a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder, at the earliest time legally practicable (and not less than 20 days before any record date or other date set for definitive action) of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or options or (ii) such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up shall take place or be voted on by shareholders of the Company, as the case may be. Such notice shall also specify the date as of which the holders of the

Common Stock of record shall participate in said dividend, distribution, subscription rights or options or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, conveyance, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. If the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of shareholders, the notice required by this Section 5 shall so state.

     Section 6. No Voting Rights: Limitations of Liability. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of the Warrant Shares pursuant to the exercise hereof.

     Section 7.     Amendment and Waiver.

          (a) No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and the Holder.

          (b) No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     Section 8.     No Fractional Warrant Shares.   The Company shall not be
required to issue stock certificates representing fractions of Warrant Shares, but shall in respect of any fraction of a Warrant Share make a payment in cash based on the Value of the Common Stock after giving effect to the full exercise or conversion of the Warrants.

     Section 9.     Reservation of Warrant Shares.   The Company shall
authorize, reserve and keep available at all times, free from preemptive rights, a sufficient number of Warrant Shares to satisfy the requirements of this Warrant.

     Section 10. Notices. Unless otherwise specified, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, that communication must be in writing (which may be by telecopy) to be effective and is deemed to have been given (a) if by telecopy, when transmitted to the appropriate telecopy number (and all communications sent by telecopy must be confirmed promptly by telephone; but any requirement in this parenthetical does not affect the date when the telecopy is deemed to have been delivered), or (b) if by any other means, including by internationally acceptable courier or hand delivery, when actually delivered. Until changed by notice pursuant to this Warrant, the address (and telecopy number) for the Holder shall be as set forth on Schedule A to the Subscription Agreement dated as of the Date of Issuance between the Company and the Purchasers named therein, and the address and telecopy number for the Company are:

             If to Company:      The Kafus Capital Corporation
                                 6 Eva Road, Suite 600
                                 Toronto, Ontario
                                 Canada  MA9 2A8
                                 Attention: Chief Financial Officer
                                 Facsimile: (416) 695-3004

     Section 11. Section and Other Headings. The headings contained in this Warrant are for reference purposes only and will not affect in any way the meaning or interpretation of this Warrant.

     Section 12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF NEW YORK.

     Section 13. Binding Effect. The terms and provisions of this Warrant shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the Company and its successors and assigns, including, without limitation, any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     IN WITNESS WHEREOF, the seal of the Company and the signature of its duly authorized officer have been affixed hereto as of July 16, 1997.

[SEAL]                        THE KAFUS CAPITAL CORPORATION


Attest:/s/ Chris Carl         By:/s/ Kenneth F. Swaisland
                                 ------------------------------
                              Name: Kenneth F. Swaisland
                                   ----------------------------
                              Title: President
                                    ---------------------------

                                   EXHIBIT A
                                      TO
                                    WARRANT

                                 PURCHASE FORM

                         To Be Executed by the Holder
                       Desiring to Exercise a Warrant of
                         The Kafus Capital Corporation


     The undersigned holder hereby exercises the right to purchase _______ shares of Common Stock covered by the within Warrant, according to the conditions thereof, and herewith undertakes to make payment in full of the Exercise Price of such shares or to withdraw this notice of exercise, in accordance with the terms of the Warrant.



                              Name of Holder:

                              __________________________________

                              Signature:________________________
                              Title:____________________________
                              Address:__________________________
                              __________________________________
                              __________________________________

Dated:_________, __.

                                   EXHIBIT B
                                      TO
                                    WARRANT

                                ASSIGNMENT FORM

                          To Be Executed by the Holder
                       Desiring to Transfer a Warrant of
                         The Kafus Capital Corporation


     FOR VALUE RECEIVED, the undersigned holder hereby sells, assigns and transfers unto ________ the right to purchase _____ shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint _________________ Attorney to transfer the said Warrant on the books of the Company (as defined in such Warrant), with full power of substitution.


                                      Name of Holder:

                                      ____________________________

                                      Signature:__________________
                                      Title:______________________
                                      Address:____________________
                                      ____________________________
                                      ____________________________

Dated: ____________, __.

In the presence of

______________________________


                                    NOTICE:

The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within Warrant in every detail, without alteration or enlargement or any change whatsoever.